UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2006

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415
ATLANTA, GEORGIA 30338
(Address of principal executive offices)

(678) 443-2300
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Charys Holding Company, Inc. (the “Company”) and Viasys Network Services, Inc. and Viasys Services, Inc. (collectively, “Viasys”), subsidiaries of the Company, entered into a Mutual Release and Settlement Agreement with New Viasys Holdings LLC (“New Viasys”) effective September 29, 2006 (such agreement, the “Viasys Settlement Agreement”).  Pursuant to the Viasys Settlement Agreement, the parties agreed to waive and release one another from certain closing conditions, payment obligations and indemnification claims under that certain Stock Purchase Agreement dated November 1, 2005, between the Company and New Viasys (the “Viasys Purchase Agreement”), pursuant to which the Company acquired Viasys from New Viasys.  Furthermore, New Viasys agreed to cancel a $3,500,000 subordinated secured note and related security agreement, to extend the deadlines until December 31, 2006 for the Company to secure a standby letter of credit and release of surety bond as required in the Viasys Purchase Agreement, and to release the Company from the indemnification claim arising out of that certain settlement reached by the Company with Lumbermens Mutual Casualty Company in May 2006 (the “Lumbermens Settlement”).  In consideration for New Viasys’ release of the foregoing obligations, at closing under the Viasys Settlement Agreement (“Closing”), the Company agreed to release to New Viasys 500,000 escrowed shares of the Company’s unregistered common stock and to issue to New Viasys an additional 225,000 shares of its unregistered common stock.  These shares were issued in the names of Mel Harris and Steven Posner, two of the owners of New Viasys, and Messrs. Harris and Posner were given the right during the 90-day period beginning on the first anniversary of the Closing to require the Company to repurchase at a price of $6.50 per share any number of these shares they may specify.  The Company also agreed to issue to Messrs. Harris and Posner at Closing convertible promissory notes in the amounts of $473,848.80 and $242,151.20, respectively.  In addition, the Company agreed to pay to New Viasys at Closing in immediately available funds the sum of $372,424 and to pay within 60 days after Closing the amount of $426,333, including $93,000 in interest.  The Company also agreed to release New Viasys from the indemnification claim that may arise out of the Lumbermens Settlement.

ITEM 9.01  Financial Statements and Exhibits.

(d)   Exhibits

10.1                     Mutual Release and Settlement Agreement, dated as of September 29, 2006, between Charys Holding Company, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. and New Viasys Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: November 29, 2006	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mutual Release and Settlement Agreement, dated as of September 29, 2006, between Charys Holding Company, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. and New Viasys Holdings LLC.